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                                                                    EXHIBIT 23.1

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 18, 1999, in the Registration Statement on Form S-4 and the related Prospectus of i2 Technologies, Inc. for the registration of 2,141,603 shares of its common stock.

                              /s/ Ernst & Young LLP

May 27, 1999
Dallas, Texas